UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	March 17, 2017

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On March 17, 2017, Patrick Industries, Inc. (the “Company” or “Patrick”) entered into a third amendment to its current five-year $360.0 million senior secured credit facility, as amended, that was originally amended and restated on April 28, 2015 (the “Credit Facility”), with Wells Fargo Bank, National Association as the administrative agent and a lender, and Bank of America, N.A., KeyBank National Association, Fifth Third Bank, Lake City Bank, and 1st Source Bank as lenders. The third amendment expands the Credit Facility to $450.0 million by expanding the revolving credit line from $269.4 million to $367.3 million. The term loan repayment installments of approximately $3.9 million per quarter remain unchanged with the remaining balance due at maturity. The maturity date for the Credit Facility was extended to March 17, 2022 from the original maturity date of April 28, 2020. In addition, U.S. Bank, National Association was added as an additional lender.
The foregoing description of the third amendment to the Credit Facility is qualified in its entirety by reference to the actual agreement, which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference into this Report.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.
The information set forth under Item 1.01 above with respect to the Credit Facility is incorporated herein by reference into this Section 2.03 of this Report.
Item 7.01    Regulation FD Disclosure.

On March 20, 2017, the Company announced the completion of the acquisition of the business and certain assets of Medallion Plastics, Inc. (“Medallion”). Medallion, located in Elkhart, Indiana, is a designer, engineer and manufacturer of custom thermoformed products and components which include dash and trim panels and fender skirts for the RV market, and complete interior packages, bumper covers, hoods, and trims for the automotive, specialty transportation and other industrial markets.

Medallion’s fiscal 2016 revenue was approximately $20 million and the Company expects the acquisition to be immediately accretive to net income per share. The net purchase price for Medallion of approximately $10 million was funded under the Company's existing credit facility and included the acquisition of accounts receivable, inventory, prepaid expenses, and machinery and equipment. Medallion will continue to operate on a stand-alone basis under its brand name in its four existing facilities.

On March 20, 2017, the Company issued a press release (the "Press Release") related to the information set forth under Items 1.01 and 7.01 of this Report.

A copy of the Press Release in furnished herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits
Exhibit 10.1 -     Third Amendment, dated March 17, 2017, to the Amended and Restated Credit Agreement,
dated as of April 28, 2015, among Patrick Industries, Inc., the Lenders party thereto, and
Wells Fargo Bank, National Association, as Administrative Agent
Exhibit 99.1 -     Press Release issued March 20, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: March 20, 2017	By:	/s/ Joshua A. Boone
Joshua A. Boone
Vice President - Finance and Chief Financial Officer